Exhibit 99.c(4)

Strictly Confidential. Not for Distribution. Project Swan Preliminary Presentation to the Special Committee of the Board of Directors August 8, 2025

01 02 03 04 EXECUTIVE SUMMARY 3 FINANCIAL ANALYSES 6 SELECTED PUBLIC MARKET OBSERVATIONS 14 APPENDIX Weighted Average Cost of Capital 26 27 Benchmarking Data Illustrative Premiums Paid Analysis 31 36 05 DISCLAIMER 39

01 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 01 EXECUTIVE SUMMARY

Merger Value Overview

Summary of Merger Value

(dollars and shares in millions, except per share values)

Selected Merger Information	
Per Share Merger Consideration [1]	[$43.50]
Common Shares Outstanding [2]	56
Dilutive Shares [3]	1
Total Diluted Shares	57
Implied Merger Equity Value	**$2,468**
Total Debt as of 6/30/25 [4] [5]	20
Israel Innovation Authority Liability as of 6/30/25 [6]	5
Cash and Cash Equivalents as of 6/30/25 [4]	(75)
Implied Merger Enterprise Value	**$2,419**

Selected Capitalized Indications and Implied Merger Multiples

Implied EV / Adjusted EBITDA Merger Multiples	Corresponding Base Amount [7]	Implied Multiple
CY 2025E	$117	20.7x
CY 2026E	$131	18.5x
CY 2027E	$139	17.4x
Implied EV / Total Revenue Merger Multiples		
CY 2025E	$589	4.1x
CY 2026E	$643	3.8x
CY 2027E	$680	3.6x

Implied Premiums to Historical Trading Prices

(dollars per share in actuals)

Trading Period As of 8/4/25	Selected Metric [8]	Implied Premium of Per Share Consideration Over Selected Metric
1-Day Closing Price	$ 27.09	60.6%
5-Day VWAP	$ 27.37	58.9%
10-Day VWAP	$ 28.18	54.4%
20-Day VWAP	$ 28.90	50.5%
30-Day VWAP	$ 29.01	49.9%
3-Month VWAP	$ 28.87	50.7%
6-Month VWAP	$ 28.07	54.9%
1-Year VWAP	$ 29.07	49.6%
52-Week High - 11/7/24 Closing	$ 39.48	10.2%
52-Week Low - 4/8/25 Closing	$ 23.92	81.9%
1-Day Prior to Reuters Report - 4/4/24 Closing	$ 31.20	39.4%

1. Per Draft Agreement and Plan of Merger dated 8/2/25 (the "Agreement").
2. Per Swan management as of 6/30/25.
3. Reflects the dilutive impact of ~2 million outstanding options to purchase common stock, based on the treasury stock method, and ~39 thousand restricted stock units, per Swan management as of 6/30/25.
4. Per Swan's balance sheet as of 6/30/25, provided by Swan management.
5. Reflects total principal amount, gross of debt discount and deferred financing costs.
6. Reflects liability related to royalty payments owed to the Israel Innovation Authority, per Swan management.
7. From Swan management projections, per Swan management ("Swan Management Projections").
8. Closing prices per Capital IQ as of 8/4/25. VWAP based on cumulative trading activity over designated number of trading days (based on intraday trading) per Bloomberg as of 8/4/25.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
EV refers to Enterprise Value.
VWAP refers to Volume-Weighted Average Price.
Sources: Agreement, Bloomberg, Capital IQ, public filings, Swan Management Projections and Swan management.

4 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Financial Analyses Summary

Implied Equity Value Per Share Value Reference Range

(dollars per share in actuals)



$48.00
$44.00
$40.00
$36.00
$32.00
$28.00
$24.00
$20.00
$16.00
$32.03
$23.85
$33.34
$24.21
$42.40
$32.21
$41.02
$26.25
Per Share Merger Consideration:[1] $43.50
Current Swan Stock Price:[2] $27.09
Selected Companies Analysis CY 2025E Adjusted EBITDA 11.0x - 15.0x
Selected Companies Analysis CY 2026E Adjusted EBITDA 10.0x - 14.0x
Selected Transactions Analysis CY 2025E Total Revenue 3.0x - 4.0x
Discounted Cash Flow Analysis Perpetual Growth Rate 4.0% - 5.0% Discount Rate 9.5% - 11.5%

Note: No particular weight was attributed to any analysis.
Note: Total diluted shares outstanding used in the per share value per Swan management as of 6/30/25. Reflects the dilutive impact of ~2 million outstanding options to purchase common stock, based on the treasury stock method, and ~39 thousand restricted stock units, per Swan management as of 6/30/25.
1. Per Agreement.
2. Reflects closing price per share of common stock quoted on the Nasdaq Global Select exchange as of 8/4/25.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
Sources: Agreement, Capital IQ, public filings, Swan Management Projections, Swan management, and Swan balance sheet as of 6/30/25, provided by Swan management.

5 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

02 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 02 FINANCIAL ANALYSES

Financial Analyses Summary

(dollars in millions, except per share values)

	Selected Companies Analysis CY 2025E Adjusted EBITDA			Selected Companies Analysis CY 2026E Adjusted EBITDA			Selected Transactions Analysis CY 2025E Total Revenue			Discounted Cash Flow Analysis		
										Perpetual Growth Rate		
										4.0%	--	5.0%
										Discount Rate		
Corresponding Base Amount	$117			$131			$589			9.5%	--	11.5%
Selected Multiples Range	11.0x	--	15.0x	10.0x	--	14.0x	3.0x	--	4.0x			
Implied Enterprise Value Reference Range	$1,288	--	$1,756	$1,309	--	$1,832	$1,766	--	$2,355	$1,424	--	$2,275
Cash and Cash Equivalents as of 6/30/25 [1]	75	--	75	75	--	75	75	--	75	75	--	75
Total Debt as of 6/30/25 [1]	(20)	--	(20)	(20)	--	(20)	(20)	--	(20)	(20)	--	(20)
Israel Innovation Authority Liability as of 6/30/25 [2]	(5)	--	(5)	(5)	--	(5)	(5)	--	(5)	(5)	--	(5)
Implied Equity Value Reference Range	$1,337	--	$1,805	$1,358	--	$1,881	$1,816	--	$2,404	$1,473	--	$2,324
Diluted Shares Outstanding [3]	56	--	56	56	--	56	56	--	57	56	--	57
Implied Equity Value Per Share Reference Range	**$23.85**	--	**$32.03**	**$24.21**	--	**$33.34**	**$32.21**	--	**$42.40**	**$26.25**	--	**$41.02**

1. Per Swan's balance sheet as of 6/30/25, provided by Swan management.
2. Reflects liability related to royalty payments owed to the Israel Innovation Authority, per Swan management.
3. Basic shares outstanding per Swan management as of 6/30/25. Reflects the dilutive impact of ~2 million outstanding options to purchase common stock, based on the treasury stock method, and ~39 thousand restricted stock units, per Swan management as of 6/30/25.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
Sources: Swan management, Swan Management Projections, and public filings.

7 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Selected Historical and Projected Financial Information

(dollars in millions)

	Calendar Year Ended December 31,			LTM Ended	Calendar Year Ending December 31,					CAGR
	2022	2023	2024	6/30/2025	2025E	2026E	2027E	2028E	2029E	2024 to 2029E
One-Time Revenue	$161	$156	$138		$122					
Recurring Revenue	144	158	179		200					
Reoccurring Revenue	171	201	226		267					
Total Revenue	**$475**	**$515**	**$542**	**$549**	**$589**	**$643**	**$680**	**$720**	**$763**	**7.1%**
Growth %	*--*	*8.4%*	*5.4%*	*--*	*8.6%*	*9.3%*	*5.7%*	*5.9%*	*5.9%*	
Organic Growth %	*--*	*8.4%*	*5.4%*	*--*	*3.3%*	*6.3%*	*5.7%*	*5.9%*	*5.9%*	
Cost of Revenues	(261)	(282)	(294)	(295)	(322)	(350)	(370)	(389)	(412)	
Gross Profit	**$213**	**$233**	**$249**	**$254**	**$267**	**$293**	**$311**	**$330**	**$350**	**7.1%**
Margin %	*45.0%*	*45.3%*	*45.9%*	*46.2%*	*45.3%*	*45.6%*	*45.7%*	*45.9%*	*45.9%*	
Growth %	*--*	*9.1%*	*6.8%*	*--*	*7.3%*	*9.8%*	*5.9%*	*6.4%*	*6.0%*	
Research and Development	(68)	(72)	(75)		(83)	(89)	(93)	(99)	(104)	
Sales and Marketing	(35)	(38)	(45)		(47)	(52)	(55)	(59)	(64)	
General & Administrative	(27)	(29)	(31)		(35)	(35)	(37)	(39)	(40)	
Depreciation	4	4	4		4	5	5	5	5	
Capitalization of Software Development	6	7	7		8	8	9	9	10	
Total Adjustments [1]	2	1	2		3	1	1	1	1	
Adjusted EBITDA	**$95**	**$105**	**$111**	**$109**	**$117**	**$131**	**$139**	**$148**	**$157**	**7.3%**
Margin %	*20.0%*	*20.5%*	*20.4%*	*19.9%*	*19.9%*	*20.3%*	*20.4%*	*20.6%*	*20.6%*	
Growth %	*--*	*10.8%*	*5.2%*	*--*	*5.7%*	*11.8%*	*6.2%*	*6.5%*	*6.4%*	
Capitalization of Software Development	(6)	(7)	(7)	(7)	(8)	(8)	(9)	(9)	(10)	
Adjusted EBITDA (Incl. Capitalization)	**$89**	**$99**	**$104**	**$102**	**$109**	**$122**	**$130**	**$139**	**$148**	**7.3%**
Margin %	*18.7%*	*19.2%*	*19.1%*	*18.6%*	*18.6%*	*19.0%*	*19.1%*	*19.3%*	*19.3%*	
Growth %	*--*	*11.1%*	*4.9%*	*--*	*5.6%*	*11.9%*	*6.3%*	*6.5%*	*6.4%*	
Additional Financial Information										
Capital Expenditures	$3	$3	$3	$3	$3	$3	$3	$4	$4	
Amortization of Capitalized Software	$6	$6	$6	$6	$7	$7	$7	$8	$8	
Amortization of Other Intangible Assets	$12	$12	$10	$10	$10	$9	$9	$9	$8	
Stock-Based Compensation	$4	$4	$3	$3	$3	$3	$3	$4	$4	
Net Working Capital [2]	($12)	($10)	($4)	$18	$6	$5	$3	$2	$0	
(Increase) / Decrease in Net Working Capital [2]	--	($2)	($5)	--	($10)	$1	$1	$2	$2	

Note: Total Revenue and Gross Profit are presented on a non-GAAP basis. Historical financials are presented on an accrual basis and do not reflect the impact of the AdvantageGo and Candela acquisitions. Projected financials consider recent M&A and actual results through Q2 2025.

1. Total Adjustments:

	2022	2023	2024	LTM 6/30/2025	2025E	2026E	2027E	2028E	2029E
Valuation Adjustments on Acquired Deferred Revenue	*$0*	*$0*	*$0*	*$0*	*--*	*--*	*--*	*--*	*--*
Acquisition and Restructuring Related Costs	*$1*	*$0*	*$1*	*$4*	*$3*	*--*	*--*	*--*	*--*
Israel Innovation Authority Royalty Payments (a)	*$1*	*$1*	*$1*	*$1*	*$1*	*$1*	*$1*	*$1*	*$1*
Total Adjustments	***$2***	***$1***	***$2***	***$4***	***$3***	***$1***	***$1***	***$1***	***$1***

(a) Reflects royalty payments owed to the Israel Innovation Authority.

2. Excludes operating leases. Per Swan management, net working capital is expected to decline from 1.0% of total revenue in 2025E to 0.0% in 2029E.

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items; CAGR refers to Compound Annual Growth Rate; E refers to Estimated; LTM refers to Latest 12 Months; Q refers to Quarter.

Sources: Swan Management Projections and public filings.

8 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Selected Companies Analysis

(dollars in millions, except per share values)

Insurance Software	Share Price [2]	Equity Market Value [2] [3]	Enterprise Value [2] [3]	[For Informational Purposes Only] Enterprise Value [1] to Revenue CY 2025E [4]	Enterprise Value [1] to Revenue CY 2026E [4]	Enterprise Value [1] to Adjusted EBITDA CY 2025E [4]	Enterprise Value [1] to Adjusted EBITDA CY 2026E [4]
CCC Intelligent Solutions Holdings Inc.	$9.63	$6,699	$7,667	7.3x	6.7x	18.0x	16.2x
FINEOS Corporation Holdings plc	$1.69	$580	$562	3.5x	3.3x	18.1x	15.6x
Guidewire Software, Inc.	$226.19	$19,733	$19,503	15.5x	13.5x	*NMF*	*NMF*
Verisk Analytics, Inc.	$268.00	$37,726	$40,391	13.0x	11.8x	23.3x	21.0x
Median				10.1x	9.2x	18.1x	16.2x
Mean				9.8x	8.8x	19.8x	17.6x
Financial Services Vertical Software							
Alkami Technology, Inc.	$22.30	$2,474	$2,782	6.2x	5.0x	*NMF*	26.5x
AppFolio, Inc.	$321.25	$11,826	$11,699	12.4x	10.6x	44.5x	36.4x
Blackbaud, Inc.	$64.78	$3,302	$4,421	3.9x	3.8x	10.9x	10.4x
MeridianLink, Inc.	$16.00	$1,340	$1,682	5.1x	4.8x	12.6x	11.9x
nCino, Inc.	$27.96	$3,309	$3,447	6.0x	5.5x	27.4x	22.4x
Q2 Holdings, Inc.	$78.75	$5,278	$5,241	6.7x	6.0x	29.1x	25.2x
SS&C Technologies Holdings, Inc.	$85.39	$22,040	$28,490	4.6x	4.4x	11.6x	11.0x
Temenos AG	$89.02	$6,043	$6,641	6.3x	6.0x	16.4x	15.3x
Median				6.1x	5.2x	16.4x	18.9x
Mean				6.4x	5.8x	21.8x	19.9x
IT Services							
Accenture plc	$258.78	$165,277	$163,444	2.3x	2.2x	12.3x	11.6x
Endava plc	$12.18	$739	$829	0.8x	0.8x	5.6x	5.1x
EPAM Systems, Inc.	$153.30	$8,978	$7,830	1.5x	1.4x	9.2x	8.6x
ExlService Holdings, Inc.	$42.57	$7,102	$7,011	3.4x	3.0x	15.6x	13.9x
Globant S.A.	$82.03	$3,724	$3,962	1.6x	1.5x	8.1x	7.6x
Grid Dynamics Holdings, Inc.	$8.08	$715	$379	0.9x	0.8x	7.3x	6.0x
Median				1.5x	1.4x	8.7x	8.1x
Mean				1.7x	1.6x	9.7x	8.8x
All Selected Companies							
Low				0.8x	0.8x	5.6x	5.1x
High				15.5x	13.5x	44.5x	36.4x
Median				4.8x	4.6x	14.1x	13.9x
Mean				5.6x	5.1x	16.9x	15.6x
Swan - Consensus Estimates [5]	$27.09 [6]	$1,519	$1,463	2.5x	2.4x	13.6x	12.4x [7]
Swan Management Projections [8]	$27.09 [6]	$1,519	$1,470 [9]	2.5x	2.3x	12.6x	11.2x

Note: No company used in this analysis for comparative purposes is identical to Swan.
1. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.
2. Based on closing prices as of 8/4/25.
3. Based on diluted shares. For Swan, diluted share count reflects Swan's First Quarter 2025 Financial Results and the dilutive impact of ~1.7 million options to purchase common stock as of 12/31/24, per Swan's Form 20-F for the period ended 12/31/24, based on the treasury method.
4. Multiples based on forward looking financial information have been calendarized to Swan's fiscal year end of December 31st.
5. Based on public filings, analyst estimates, market data and other public information as of 8/4/25.
6. Quoted on the Nasdaq Global Select exchange.
7. Adjusted EBITDA reflects consensus analysts' estimates per Bloomberg as of 8/4/25, adjusted to exclude capitalized software expense by ~$8 million in CY 2025E and CY 2026E, based on Swan Management Projections.
8. Revenue and Adjusted EBITDA based on Swan Management Projections.
9. Based on Swan's balance sheet as of 6/30/25, provided by Swan management.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated; NMF refers to not meaningful figure.
Sources: Swan Management Projections, Bloomberg, Capital IQ and public filings.

9 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Selected Benchmarking Data

CY 2024 to CY 2025E Revenue Growth


Organic Growth: 3.3%
Median: 8.0%
Swan 8.6%
GWRE 17.9%
CCC 11.3%
VRSK 8.0%
FCL 5.5%
ALKT 33.4%
APPF 18.7%
QTWO 12.8%
NCNO 8.0%
SSNC 5.7%
MLNK 4.2%
TEMN 1.4%
BLKB -2.6%
GDYN 18.3%
EPAM 13.5%
EXLS 12.5%
ACN 6.4%
GLOB 2.4%
DAVA 1.8%

CY 2025E to CY 2027E Revenue CAGR


Organic Growth: 6.0%
Median: 8.4%
Swan 7.5%
GWRE 15.1%
CCC 8.9%
VRSK 8.4%
FCL 6.7%
ALKT 22.5%
APPF 17.7%
QTWO 10.9%
NCNO 9.8%
TEMN 5.8%
MLNK 5.8%
BLKB 4.9%
SSNC 4.2%
GDYN 12.7%
EXLS 11.2%
GLOB 8.5%
EPAM 8.1%
ACN 5.6%
DAVA 4.5%
Swan
Insurance Software
Financial Services Vertical Software
IT Services

Note: ACN refers to Accenture plc; ALKT refers to Alkami Technology, Inc.; APPF refers to AppFolio, Inc.; BLKB refers to Blackbaud Inc.; CCCS refers to CCC Intelligent Solutions Holdings, Inc.; DAVA refers to Endava plc; EPAM refers to EPAM Systems, Inc.; EXLS refers to ExlService Holdings, Inc.; FCL refers to FINEOS Corporation Holdings plc; GLOB refers to Globant S.A.; GWRE refers to Guidewire Software, Inc.; GDYN refers to Grid Dynamics Holdings, Inc.; MLNK refers to Meridian Link, Inc.; NCNO refers to nCino, Inc.; QTWO refers to Q2 Holdings, Inc.; SSNC refers to SS&C Technologies Holdings, Inc.; TEMN refers to Temenos AG; and VRSK refers to Verisk Analytics, Inc.
CAGR refers to Compound Annual Growth Rate; CY refers to Calendar Year; E refers to Estimated.
Sources: Capital IQ, Swan Management Projections, and public filings.

10 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Selected Benchmarking Data (cont.)

CY 2025E Gross Profit Margin %



Median: 63.3%
45.3%
77.6%
76.3%
69.6%
65.5%
88.1%
66.7%
66.1%
64.8%
64.6%
62.1%
59.4%
57.9%
38.1%
37.9%
35.4%
32.1%
28.8%
25.4%
Swan
CCC
FCL
VRSK
GWRE
TEMN
NCNO
MLNK
APPF
ALKT
BLKB
QTWO
SSNC
EXLS
GLOB
GDYN
ACN
EPAM
DAVA

CY 2025E Adjusted EBITDA Margin %



Median: 21.7%
19.9%
55.7%
40.4%
19.6%
19.1%
40.5%
39.5%
38.3%
35.9%
27.9%
22.9%
21.7%
11.9%
21.7%
19.8%
18.8%
15.8%
14.6%
12.6%
Swan
VRSK
CCC
GWRE
FCL
MLNK
SSNC
TEMN
BLKB
APPF
QTWO
NCNO
ALKT
EXLS
GLOB
ACN
EPAM
GDYN
DAVA
Swan
Insurance Software
Financial Services Vertical Software
IT Services

Note: ACN refers to Accenture plc; ALKT refers to Alkami Technology, Inc.; APPF refers to AppFolio, Inc.; BLKB refers to Blackbaud Inc.; CCCS refers to CCC Intelligent Solutions Holdings, Inc.; DAVA refers to Endava plc; EPAM refers to EPAM Systems, Inc.; EXLS refers to ExlService Holdings, Inc.; FCL refers to FINEOS Corporation Holdings plc; GLOB refers to Globant S.A.; GWRE refers to Guidewire Software, Inc.; GDYN refers to Grid Dynamics Holdings, Inc.; MLNK refers to Meridian Link, Inc.; NCNO refers to nCino, Inc.; QTWO refers to Q2 Holdings, Inc.; SSNC refers to SS&C Technologies Holdings, Inc.; TEMN refers to Temenos AG; and VRSK refers to Verisk Analytics, Inc.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated.
Sources: Capital IQ, Swan Management Projections, and public filings.

11 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Selected Transactions Analysis

(dollars in millions)

Announced	Effective	Target	Acquiror	Transaction Value [1]	Transaction Value / NFY Revenue [2]	[For Informational Purposes Only] Transaction Value / NFY Adjusted EBITDA [2]	NFY Gross Profit Margin % [2]	NFY Adjusted EBITDA Margin % [2]	NFY Revenue Gowth % [2]	"Rule of 20" [3]
7/7/2025	Pending	WNS (Holdings) Limited	Capgemini SE	$3,855	2.8x	13.3x	36.4%	21.1%	4.8%	25.9%
1/9/2023	3/30/2023	Duck Creek Technologies LLC	Vista Equity Partners Management, LLC	$2,348	6.8x	NMF	59.5%	8.7%	13.2%	22.0%
8/15/2022	12/15/2022	Nearmap Australia Pty Ltd	Thoma Bravo, L.P.	$681	5.4x	30.6x	76.5%	17.8%	21.8%	39.6%
2/4/2021	6/4/2021	CoreLogic, Inc. (nka:Cotality)	Insight Venture Management, LLC; Stone Point Capital LLC; Trident Funds	$7,329	3.6x	10.3x	64.2%	34.9%	2.9%	37.8%
7/20/2020	9/21/2020	Majesco	Thoma Bravo, L.P.	$677	3.9x	24.5x	54.3%	15.7%	20.1%	35.8%
8/8/2019	8/22/2019	iPipeline, Inc.	Roper Technologies, Inc.	$1,625	8.1x	20.3x	NA	40.0%	NA	NA
Low				$677	2.8x	10.3x	36.4%	8.7%	2.9%	22.0%
High				$7,329	8.1x	30.6x	76.5%	40.0%	21.8%	39.6%
Median				$1,986	4.6x	20.3x	59.5%	19.4%	13.2%	35.8%
Mean				$2,753	5.1x	19.8x	58.2%	23.0%	12.6%	32.2%

Note: No company used in this analysis for comparative purposes is identical to Swan, and no transaction used in this analysis for comparative purposes is identical to the merger.
1. Transaction Value refers to the implied enterprise value of target company, based on the announced transaction equity price and other public information available at the time of the announcement.
2. Based on reported metric for the NFY period per available management projections or Wall Street analyst consensus estimates at the time the transaction was announced or proxy statements filed in connection with the transaction.
3. Represents NFY Adjusted EBITDA margin plus NFY revenue growth.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
NA refers to not available.
NFY refers to Next Fiscal Year.
NMF refers to not meaningful figure.
Sources: Capital IQ, public filings and press releases.

12 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Discounted Cash Flow Analysis

(dollars in millions)

	Projected Calendar Year Ending December 31,					Terminal Value Assumptions	
	2025E [1]	2026E	2027E	2028E	2029E		
Total Revenue		**$643**	**$680**	**$720**	**$763**	**$763**	
Growth %		*9.3%*	*5.7%*	*5.9%*	*5.9%*	--	
Cost of Revenues		(350)	(370)	(389)	(412)	(412)	
Research and Development		(89)	(93)	(99)	(104)	(104)	
Sales and Marketing		(52)	(55)	(59)	(64)	(64)	
General & Administrative		(35)	(37)	(39)	(40)	(38)	[3]
Depreciation		5	5	5	5	4	[4]
Capitalization of Software Development		8	9	9	10	10	
Total Adjustments		1	1	1	1	0	
Adjusted EBITDA	**$64**	**$131**	**$139**	**$148**	**$157**	**$157**	
Margin %	--	*20.3%*	*20.4%*	*20.6%*	*20.6%*	*20.6%*	
Depreciation & Amortization	(10)	(21)	(21)	(22)	(21)	(20)	
Stock-Based Compensation	(1)	(3)	(3)	(4)	(4)	(4)	
Adjusted EBIT	**$53**	**$107**	**$115**	**$123**	**$132**	**$134**	
Taxes [2]	(10)	(20)	(22)	(23)	(25)	(25)	
Unlevered Earnings	**$43**	**$87**	**$93**	**$100**	**$107**	**$108**	
Depreciation & Amortization	10	21	21	22	21	20	
Capital Expenditures	(2)	(3)	(3)	(4)	(4)	(4)	
(Increase) / Decrease in Net Working Capital	12	1	1	2	2	0	
Capitalization of Software Development	(4)	(8)	(9)	(9)	(10)	(10)	
Unlevered Free Cash Flows	**$59**	**$97**	**$103**	**$110**	**$117**	**$115**	

	Implied 2029E Adjusted EBITDA Terminal Multiple [5]		
Discount Rate	**4.0%**	**4.5%**	**5.0%**
9.5%	14.4x	15.9x	17.8x
10.0%	13.2x	14.5x	16.0x
10.5%	12.2x	13.3x	14.6x
11.0%	11.4x	12.3x	13.4x
11.5%	10.6x	11.5x	12.4x

	Present Value of Cash Flows (2025E - 2029E)		PV of Terminal Value Based on Perpetual Growth Rate for 2029E Unlevered Free Cash Flow				Implied Enterprise Value		
Discount Rate			**4.0%**	**4.5%**	**5.0%**		**4.0%**	**4.5%**	**5.0%**
9.5%	$400		$1,520	$1,680	$1,875		$1,920	$2,080	$2,275
10.0%	$396		$1,369	$1,500	$1,658		$1,765	$1,896	$2,054
10.5%	$392	+	$1,241	$1,351	$1,481	=	$1,634	$1,744	$1,873
11.0%	$389		$1,132	$1,225	$1,334		$1,521	$1,614	$1,723
11.5%	$385		$1,039	$1,118	$1,210		$1,424	$1,503	$1,595

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	**4.0%**	**4.5%**	**5.0%**
9.5%	79.2%	80.8%	82.4%
10.0%	77.6%	79.1%	80.7%
10.5%	76.0%	77.5%	79.1%
11.0%	74.4%	75.9%	77.4%
11.5%	72.9%	74.4%	75.8%

Note: Present values as of 8/4/25; mid-year convention applied. Refer to WACC calculation for derivation of discount rate.
1. Represents full year CY 2025E projections less first half CY 2025 actual results, per Swan management.
2. Taxes at 19.0%, per Swan management.
3. Terminal period assumes no royalty payments owed to the Israel Innovation Authority.
4. Depreciation in the terminal year is normalized and equal to capital expenditures.
5. Implied from corresponding discount rate and perpetual growth rate applied to 2029 unlevered free cash flow.
Adjusted EBIT refers to Earnings Before Interest, Taxes, adjusted for certain non-recurring items.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
PV refers to Present Value.
Sources: Swan management and Swan Management Projections.

13 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

03 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 03 SELECTED PUBLIC MARKET OBSERVATIONS

Trading Market Snapshot

Public Market Trading Overview

(shares outstanding and dollars in millions, except per share values and where otherwise noted)

Public Market Enterprise Value Derivation	
Closing Stock Price August 4, 2025 [1]	$27.09
Common Shares Outstanding [2]	56
Dilutive Shares [2] [3]	0.2
Diluted Shares	56
Market Value of Equity	**$1,519**
Debt [4] [5]	$20
Non-Controlling Interest [4]	$14
Total Cash [4] [6]	($89)
Public Market Enterprise Value	**$1,463**

Selected Market Information as of August 4, 2025	
1-Month Average [7]	$29.30
3-Month Average [7]	$28.91
6-Month Average [7]	$28.01
52-Week High as of 11/07/2024 [7]	$39.99
52-Week Low as of 4/08/2025 [7]	$23.69
90-Day Average Daily Trading Volume (in millions) [7]	0.2
% of Total Shares Outstanding	0.3%
90-Day Average Daily Trading Value (in millions) [7]	$5.4
% of Market Value of Equity	0.4%
Number of Analysts Covering the Company	5
Total Public Float [8] [9]	30.7
% of Total Shares Outstanding	54.9%

Implied Multiples	**LTM (3/31/25) [8] [10]**	**CY 2025E [11]**	**CY 2026E [11]**	**CY 2027E [11]**
Enterprise Value / Total Revenue	2.7x	2.5x	2.4x	2.2x
Enterprise Value / Adjusted EBITDA	13.2x	13.6x	12.4x	11.4x

1. Quoted on the Nasdaq Global Select exchange.
2. Per Swan's First Quarter 2025 Financial Results.
3. Reflects dilutive impact of ~1.7 million options to purchase common stock as of 12/31/24, per Swan's Form 20-F for the period ended 12/31/24, based on the treasury method.
4. Per Swan's Form 6-K for the period ended 3/31/25.
5. Reflects total principal amount, gross of debt discount and deferred financing costs, per Swan's Form 6-K for the period ended 3/31/25.
6. Cash is pro forma for (i) the $22 million acquisition of AdvantageGo completed in the second quarter of 2025 (ii) the ~$58 million acquisition of Candela completed in the second quarter of 2025 based on a disclosed value of GBP 43 million converted to USD at a rate of 0.7469 GBP/USD per Capital IQ as of the date of announcement on 4/28/25 and (iii) aggregate cash dividends of ~$37 million paid in the second quarter of 2025.
7. Per Capital IQ. Only includes volume and value traded on the Nasdaq Global Select exchange.
8. Per public filings.
9 Represents common shares outstanding excluding those held by (i) Formula Systems and (ii) current and former directors and executive officers. Does not reflect share acquisitions or disposals not publicly disclosed as of 8/4/25.
10. Reflects Adjusted EBITDA reported by Swan, adjusted to exclude capitalized software expense.
11. Reflects consensus analysts' estimates per Bloomberg as of 8/4/25, adjusted to exclude capitalized software expense by ~$8 million, ~$8 million, and ~$9 million in CY 2025E, CY 2026E, and CY 2027E, respectively, based on Swan Management Projections.
CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period for which financial information has been made public.
Sources: Swan Management Projections, Bloomberg, Capital IQ and public filings.

15 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

0.0 0.1 0.2 0.3 0.4 0.5 0.6 0.7 0.8 0.9 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 Aug - 22 Oct - 22 Dec - 22 Feb - 23 Apr - 23 Jun - 23 Aug - 23 Oct - 23 Dec - 23 Feb - 24 Apr - 24 Jun - 24 Aug - 24 Oct - 24 Dec - 24 Feb - 25 Apr - 25 Jun - 25 Aug - 25 Daily Trading Volume Swan Current Stock Price [1] Closing Stock Price ($) Daily Volume (millions) Timeline and Stock Trading History Last Three Years 1. Represents closing stock price as of 8/4/25 on the Nasdaq Global Select exchange. CY refers to Calendar Year; P&C refers to Property & Casualty; Q refers to Quarter. Closing Stock Price on 8/4/25: $27.09 Announced selection of Swan’s insurance platform by one of the largest global life insurers Announced acquisition of AdvantageGo Announced acquisition of Candela Announced agreement with Microsoft to integrate Microsoft Azure OpenAI with Swan’s AI Services to provide generative AI solutions to insurance companies Released Q3 CY 2024 results and lowered CY 2024 revenue guidance Announced strategic partnership with DataCrest to offer solutions for P&C insurers Reuters reports Swan is exploring sale Sources: Capital IQ and public filings. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 16

8.2% 38.7% 34.4% 3.6% 0.0% 6.6% 7.3% 1.2% 0.0% $34.00 - $36.00 - $38.00 - $40.00 - $32.00 - $30.00 - $28.00 - $24.00 - $26.00 - $40.00 - $38.00 - $36.00 - $34.00 - $32.00 - $30.00 - $28.00 - $26.00 - $24.00 - $36.00 $38.00 $40.00 $42.00 $34.00 $32.00 $30.00 $26.00 $28.00 $42.00 $40.00 $38.00 $36.00 $34.00 $32.00 $30.00 $28.00 $26.00 9.4% 44.7% 39.8% 4.2% 0.0% 0.0% 0.5% 1.4% 0.0% 5.6% 42.3% 45.4% 6.7% 0.0% 0.0% 0.0% 0.0% 0.0% $24.00 - $26.00 - $28.00 - $26.00 $28.00 $30.00 $30.00 - $32.00 $32.00 - $34.00 $34.00 - $36.00 $36.00 - $38.00 $38.00 - $40.00 $40.00 - $42.00 0.0% Source: Bloomberg as of 8/4/25. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 17 15.8% 72.4% 11.8% 0.0% 0.0% 0.0% 0.0% 0.0% $24.00 - $26.00 - $26.00 $28.00 $28.00 - $30.00 $30.00 - $32.00 $32.00 - $34.00 $34.00 - $36.00 $36.00 - $38.00 $38.00 - $40.00 $40.00 - $42.00 Selected Stock Trading Activity 12 - Month VWAP 9 - Month VWAP 6 - Month VWAP 3 - Month VWAP 60 - Day VWAP 30 - Day VWAP 20 - Day VWAP 10 - Day VWAP 1 - Day VWAP $29.07 $27.99 $28.07 $28.87 $28.88 $29.01 $28.90 $28.18 $27.02 Last Twelve Months Last Nine Months Last Three Months Last Six Months 1. Based on VWAP over specified period (last twelve months, last nine months, last six months, or last three months). Months refers to Calendar months. VWAP in dollars. VWAP refers to Volume Weighted Average Price. VWAP Volume: 26.0 million VWAP 1 : $29.07 VWAP Volume: 22.5 million VWAP 1 : $27.99 VWAP Volume: 7.9 million VWAP 1 : $28.87 VWAP Volume: 13.9 million VWAP 1 : $28.07

Selected Float and Trading Data

Average Daily Volume[1] / Shares Outstanding



0.3%
1.2%
1.0%
0.7%
0.1%
1.5%
1.1%
1.0%
0.8%
0.6%
0.5%
0.4%
0.4%
3.1%
1.6%
1.4%
1.3%
1.0%
0.5%
Median: 1.0%
Swan
CCCS
GWRE
VRSK
FCL
NCNO
ALKT
QTWO
APPF
BLKB
SSNC
MLNK
TEMN
GLOB
DAVA
EPAM
EXLS
GDYN
ACN

Average Daily Volume[1] / Public Float



0.6%
1.5%
1.0%
0.7%
0.1%
1.6%
1.5%
1.3%
1.0%
0.9%
0.8%
0.6%
0.5%
3.4%
2.2%
1.4%
1.4%
1.2%
0.6%
Median: 1.1%
Swan
CCCS
GWRE
VRSK
FCL
NCNO
ALKT
APPF
QTWO
MLNK
BLKB
SSNC
TEMN
GLOB
DAVA
EPAM
EXLS
GDYN
ACN
Swan
Insurance Software
Financial Services Vertical Software
IT Services

Note: ACN refers to Accenture plc; ALKT refers to Alkami Technology, Inc.; APPF refers to AppFolio, Inc.; BLKB refers to Blackbaud Inc.; CCCS refers to CCC Intelligent Solutions Holdings, Inc.; DAVA refers to Endava plc; EPAM refers to EPAM Systems, Inc.; EXLS refers to ExlService Holdings, Inc.; FCL refers to FINEOS Corporation Holdings plc; GLOB refers to Globant S.A.; GWRE refers to Guidewire Software, Inc.; GDYN refers to Grid Dynamics Holdings, Inc.; MLNK refers to Meridian Link, Inc.; NCNO refers to nCino, Inc.; QTWO refers to Q2 Holdings, Inc.; SSNC refers to SS&C Technologies Holdings, Inc.; TEMN refers to Temenos AG; and VRSK refers to Verisk Analytics, Inc.
1. Based on 90-day average trading volume as of 8/4/25. Only includes volume traded on the Nasdaq Global Select exchange.
Source: Capital IQ as of 8/4/25.

18 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Selected Float and Trading Data (cont.)

Public Float / Shares Outstanding



54.9%
99.7%
99.4%
80.2%
47.9%
96.5%
91.7%
85.4%
77.5%
73.2%
71.0%
61.5%
49.9%
99.8%
97.1%
96.6%
90.3%
78.0%
72.8%
Median: 82.8%
Swan
VRSK
GWRE
CCCS
FCL
QTWO
NCNO
SSNC
BLKB
TEMN
ALKT
APPF
MLNK
ACN
EXLS
EPAM
GLOB
GDYN
DAVA

Average Daily Traded Value[1]



$5.4
$275.8
$198.6
$73.4
$0.3
$97.7
$64.8
$52.3
$46.5
$31.1
$19.8
$17.9
$5.6
$1,027.1
$134.8
$131.6
$97.0
$14.3
$9.2
Median: $58.6
Swan
VRSK
GWRE
CCCS
FCL
SSNC
APPF
QTWO
NCNO
ALKT
TEMN
BLKB
MLNK
ACN
EPAM
GLOB
EXLS
DAVA
GDYN
Swan
Insurance Software
Financial Services Vertical Software
IT Services

Note: ACN refers to Accenture plc; ALKT refers to Alkami Technology, Inc.; APPF refers to AppFolio, Inc.; BLKB refers to Blackbaud Inc.; CCCS refers to CCC Intelligent Solutions Holdings, Inc.; DAVA refers to Endava plc; EPAM refers to EPAM Systems, Inc.; EXLS refers to ExlService Holdings, Inc.; FCL refers to FINEOS Corporation Holdings plc; GLOB refers to Globant S.A.; GWRE refers to Guidewire Software, Inc.; GDYN refers to Grid Dynamics Holdings, Inc.; MLNK refers to Meridian Link, Inc.; NCNO refers to nCino, Inc.; QTWO refers to Q2 Holdings, Inc.; SSNC refers to SS&C Technologies Holdings, Inc.; TEMN refers to Temenos AG; and VRSK refers to Verisk Analytics, Inc.
1. Based on 90-day average trading value as of 8/4/25. Only includes value traded on the Nasdaq Global Select exchange.
Source: Capital IQ as of 8/4/25.

19 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

As of August 4, 2025, the average stock price target for Swan from Wall Street analysts reflected a premium of 9.8% relative to Swan’s closing stock price of $27.09 per share. Sources: Bloomberg and Wall Street Research. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 20 Company Selected Wall Street Analyst Recommendations Recommendation Summaries Price Targets Date of Report Stock Price Target Broker 6/2/25 $27.00 Jefferies 5/18/25 $26.00 Bank Leumi Le Israel 5/12/25 $31.00 Barclays 5/9/25 $35.00 Needham 5/9/25 NA William Blair $29.75 Average $27.09 Common Stock Price as of 8/4/25 [1] 9.8% Mean Stock Price Target Premium (Discount) to Current Stock Price Note: Excludes brokers in the Bloomberg consensus who haven’t published research or updated price target since prior to 2025. J.P. Morgan is not included due to discontinued coverage, per Swan management. 1. Quoted on the Nasdaq Global Select exchange. NA refers to not available. Selected Brokers No. of Brokers Recommendation Needham 1 Buy Bank Leumi Le Israel Jefferies William Blair 3 Hold/Market Perform Barclays 1 Underweight

Selected Wall Street Analyst Commentary

Broker	Date of Report	Recommendation	Commentary
Jefferies	6/2/25	Hold	"**[Swan's] business model of being both the software provider and the software implementer provides it with a point of differentiation versus the majority of its competitors, which specialize in one or the other**. The company is currently facing competitive challenges in the US, but we see the potential for organic growth to return to a high-single-digit pace in the medium term."
William Blair	5/9/25	Market Perform	"As the company continues its cloud business model transition, there has been a favorable mix shift to higher-margin, recurring post-production revenues [...] **we believe ample opportunity remains for favorable margin mix accretion given the low-50% gross margin profile of postproduction software revenues versus the 25% margin profile of implementation services.**" "We believe that [Swan's] ongoing global momentum is due to its strong competitive position in the L&A market, driven by its unique end-to-end platform that addresses the complex nature of L&A policy management, which has largely deterred other P&C players. **Currently, L&A accounts for about a quarter of the business, but given the market's size is comparable to P&C, we see this as a significant growth opportunity for the company to sustain long-term growth.**" "**We remain encouraged by the overall core system market opportunity and early signs of favorable execution and revenue mix accretion in the business**, while taking a cautiously optimistic view as the company looks to steadily build pipeline around some of the company's newer investment initiatives."
Needham	5/9/25	Buy	"**We believe [Swan] is well positioned to generate high-single digit to low-double digit organic revenue growth given the positive secular trends as insurance carriers continue to migrate away from legacy technology systems to modern cloud-based technologies.** We also believe [Swan] will be able to supplement this organic growth with tuck-in M&A that either expands [Swan's] presence in North America or adds additional European geographies."
Barclays	5/8/25	Underweight	"**[Swan] is in the early stages of its SaaS transition and macro-related caution and competitive pressures have led to longer decision-making processes and longer sales cycles resulting in lower top-line growth**. Additionally, it will likely take time for synergies from integration efforts to take hold and may weigh on profitability over the near term." "**Our UW rating reflects our view that [Swan] is fairly valued in light of recent outperformance, the muted growth profile in the sector and a lack of near-term catalyst.**"

L&A refers to Life & Annuity; P&C refers to Property & Casualty; UW refers to Underweight.
Source: Wall Street Research.

21 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Swan Management Projections vs. Wall Street Analyst Estimates

(dollars in millions)

Revenue Projection Comparisons



▲ 2.3%
▲ 4.6%
▲ 2.1%
2025 Swan Guidance [1]:
$574 - $578
$589
$576
$643
$615
$680
$667
CY 2025E
CY 2026E
CY 2027E

Adjusted EBITDA Projection Comparisons [2] [3] [4]



▲ 8.2%
▲ 10.5%
▲ 7.9%
$117
$108
$131
$118
$139
$129
CY 2025E
CY 2026E
CY 2027E
Swan Management Projections
Wall Street Consensus

1. Per Swan's Form 6-K for the period ended 3/31/25.
2. Does not include capitalized software expense. Wall Street Consensus adjusted by ~$8 million, ~$8 million, and ~$9 million in CY 2025E, CY 2026E, and CY 2027E, respectively, based on Swan Management Projections.
3. Does not include royalty payments owed to the Israel Innovation Authority. Wall Street Consensus adjusted by ~$1 million CY 2025E, CY 2026E, and CY 2027E, based on Swan Management Projections.
4. 2025 Operating Profit Guidance considers losses related to AdvantageGo and integration costs related to both the Candela and AdvantageGo acquisitions. Per Swan's Form 6-K for the period ended 3/31/25.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated.
Sources: Swan Management Projections and Bloomberg as of 8/4/25.

22 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Ownership Summary (shares in millions) 55.9 million shares [1] Note: Reflects ownership data as of 8/4/25. 1. Reflects common shares outstanding per the Company's Form 20 - F for the period ended 12/31/24. Designates holdings excluded from public float computations. Common Stock % Outstanding Shares Holder 43.5% 24.3 Formula Systems (1985) Ltd. 3.0% 1.7 BlackRock, Inc. 2.5% 1.4 The Vanguard Group, Inc. 2.1% 1.2 Royce & Associates, LP 2.1% 1.1 Nine Ten Capital Management, LLC 2.0% 1.1 Dimensional Fund Advisors LP 1.7% 0.9 Topline Capital Management, LLC 1.5% 0.9 Roni Al - Dor (President, CEO & Director) 1.5% 0.8 T. Rowe Price Group, Inc. 1.3% 0.7 Acadian Asset Management LLC 38.9% 21.7 Other 100.0% 55.9 Total 1) Formula Systems (1985) Ltd.: 43.5% 2) BlackRock, Inc. : 3.0% 3) The Vanguard Group, Inc.: 2.5% 4) Royce & Associates, LP: 2.1% 5) Nine Ten Capital Management, LLC: 2.1% 6) Dimensional Fund Advisors LP: 2.0% 7) Topline Capital Management, LLC: 1.7% 8) Roni Al - Dor (President, CEO & Director): 1.5% 9) T. Rowe Price Group, Inc. : 1.5% 10) Acadian Asset Management LLC: 1.3% Other: 38.9% Sources: Capital IQ and public filings. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 23

- 60% - 40% 20% 0% - 20% 40% 60% 100% 80% 120% Aug - 22 Swan Nov - 22 Feb - 23 May - 23 Insurance Software [2] Aug - 23 Nov - 23 Feb - 24 May - 24 Financial Services Vertical Software [3] Aug - 24 Nov - 24 IT Services [4] Feb - 25 May - 25 Aug - 25 S&P 500 Index (Total Return) CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 24 Relative Total Shareholder Return Information Last Three Years Note: No company displayed above for comparative purposes is identical to Swan. 1. Total shareholder return considers dividends paid and capital gains. 2. Insurance Software Index is comprised of CCC Intelligent Solutions Holdings Inc.; FINEOS Corporation Holdings plc; Guidewire Software, Inc.; and Verisk Analytics, Inc. 3. Financial Services Vertical Software Index is comprised of Alkami Technology, Inc.; AppFolio, Inc.; Blackbaud, Inc.; MeridianLink, Inc.; nCino, Inc.; Q2 Holdings, Inc.; SS&C Technologies Holdings, Inc.; and Temenos AG. 4. IT Services Companies Index is comprised of Accenture plc; Endava plc; EPAM Systems, Inc.; ExlService Holdings, Inc.; Globant S.A.; and Grid Dynamics Holdings, Inc. Sources: Capital IQ as of 8/4/25 and public filings. (44.1%) 65.6% 57.2% 45.0% 31.4% Total Shareholder Return [1] Swan Insurance Software [2] Financial Services Vertical Software [3] IT Services [4] S&P 500 Index (Total Return) One - Year Return Two - Year Return Three - Year Return - 18.3% - 5.1% 31.4% 33.3% 37.5% 65.6% 8.4% 36.1% 45.0% - 20.6% - 20.3% - 44.1% 21.9% 43.3% 57.2%

0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x Aug - 22 Nov - 22 Aug - 25 Feb - 23 May - 23 Aug - 23 Nov - 23 Swan Insurance Software [1] Feb - 24 May - 24 Aug - 24 Nov - 24 Feb - 25 May - 25 Financial Services Vertical Software [2] IT Services [3] CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 25 Selected Multiple Lookback Last Three Years Note: No company displayed above for comparative purposes is identical to Swan. 1. Insurance Software Index is comprised of CCC Intelligent Solutions Holdings Inc.; FINEOS Corporation Holdings plc; Guidewire Software, Inc.; and Verisk Analytics, Inc. 2. Financial Services Vertical Software Index is comprised of Alkami Technology, Inc.; AppFolio, Inc.; Blackbaud, Inc.; MeridianLink, Inc.; nCino, Inc.; Q2 Holdings, Inc.; SS&C Technologies Holdings, Inc.; and Temenos AG. 3. IT Services Companies Index is comprised of Accenture plc; Endava plc; EPAM Systems, Inc.; ExlService Holdings, Inc.; Globant S.A.; and Grid Dynamics Holdings, Inc. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock - Based Compensation Expense, adjusted for certain non - recurring items Source: Capital IQ as of 8/4/25. Enterprise Value / Next Twelve Months Adjusted EBITDA Multiple 8.1x 12.6x 20.6x 19.8x Median Implied Multiple Swan Insurance Software [1] Financial Services Vertical Software [2] IT Services [3] Three - Year Average One - Year Average Current As of 8/4/25 12.8x 13.6x 12.6x 22.6x 21.6x 19.8x 19.4x 22.3x 20.6x 15.3x 14.1x 8.1x

04 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 04 APPENDIX

04 04 APPENDIX Weighted Average Cost of Capital CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Weighted Average Cost of Capital Calculation

Insurance Software	Total Debt to Total Cap [1] [2]	Dd to Total Cap [1] [3]	Dnd to Total Cap [1] [4]	Total Debt to Equity Market Value [2] [5]	Dd to Equity Market Value [3] [5]	Dnd to Equity Market Value [4] [5]	Pfd. Stock to Total Cap [1] [6]	Equity Market Value to Total Cap [1] [5]	Pfd. Stock to Equity Market Value [5] [6]
CCC Intelligent Solutions Holdings Inc.	13.3%	13.3%	0.0%	15.3%	15.3%	0.0%	0.0%	86.7%	0.0%
FINEOS Corporation Holdings plc	0.8%	0.0%	0.8%	0.8%	0.0%	0.8%	0.0%	99.2%	0.0%
Guidewire Software, Inc.	3.4%	3.4%	0.0%	3.5%	3.5%	0.0%	0.0%	96.6%	0.0%
Verisk Analytics, Inc.	8.0%	8.0%	0.0%	8.7%	8.7%	0.0%	0.0%	92.0%	0.0%
Median	5.7%	5.7%	0.0%	6.1%	6.1%	0.0%	0.0%	94.3%	0.0%
Mean	6.4%	6.2%	0.2%	7.1%	6.9%	0.2%	0.0%	93.6%	0.0%
Financial Services Vertical Software									
Alkami Technology, Inc.	13.8%	3.5%	10.2%	16.0%	4.1%	11.9%	0.0%	86.2%	0.0%
AppFolio, Inc.	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%	0.0%
Blackbaud, Inc.	26.0%	26.0%	0.0%	35.1%	35.1%	0.0%	0.0%	74.0%	0.0%
MeridianLink, Inc.	26.0%	16.0%	10.0%	35.2%	21.7%	13.5%	0.0%	74.0%	0.0%
nCino, Inc.	7.3%	7.3%	0.0%	7.9%	7.9%	0.0%	0.0%	92.7%	0.0%
Q2 Holdings, Inc.	8.6%	8.6%	0.0%	9.4%	9.4%	0.0%	0.0%	91.4%	0.0%
SS&C Technologies Holdings, Inc.	23.7%	23.7%	0.0%	31.1%	31.1%	0.0%	0.0%	76.3%	0.0%
Temenos AG	13.0%	13.0%	0.0%	15.0%	15.0%	0.0%	0.0%	87.0%	0.0%
Median	13.4%	10.8%	0.0%	15.5%	12.2%	0.0%	0.0%	86.6%	0.0%
Mean	14.8%	12.3%	2.5%	18.7%	15.5%	3.2%	0.0%	85.2%	0.0%
IT Services									
Accenture plc	3.0%	3.0%	0.0%	3.1%	3.1%	0.0%	0.0%	97.0%	0.0%
Endava plc	19.7%	19.7%	0.0%	24.5%	24.5%	0.0%	0.0%	80.3%	0.0%
EPAM Systems, Inc.	0.3%	0.3%	0.0%	0.3%	0.3%	0.0%	0.0%	99.7%	0.0%
ExlService Holdings, Inc.	3.6%	3.6%	0.0%	3.7%	3.7%	0.0%	0.0%	96.4%	0.0%
Globant S.A.	7.2%	7.2%	0.0%	7.7%	7.7%	0.0%	0.0%	92.8%	0.0%
Grid Dynamics Holdings, Inc.	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%	0.0%
Median	3.3%	3.3%	0.0%	3.4%	3.4%	0.0%	0.0%	96.7%	0.0%
Mean	5.6%	5.6%	0.0%	6.6%	6.6%	0.0%	0.0%	94.4%	0.0%
All Selected Companies									
Median	7.7%	7.3%	0.0%	8.3%	7.8%	0.0%	0.0%	92.3%	0.0%
Mean	9.9%	8.7%	1.2%	12.1%	10.6%	1.5%	0.0%	90.1%	0.0%
Swan [7]	1.3%	1.3%	0.0%	1.3%	1.3%	0.0%	0.0%	98.7%	0.0%

Note: No company used in this calculation for comparative purposes is identical to Swan.
1. Total Cap refers to total capitalization, which equals Equity Market Value + Total Debt + Pfd. Stock.
2. Total Debt refers to total debt amount based on most recent public filings as of 8/4/25.
3. Dd refers to Implied Tax-Deductible Debt, which equals the lesser of (a) 30% of Adjusted Taxable Income/Cost of Debt, or (b) Total Debt.
LTM Adjusted EBIT, based on most recent public filings as of 8/4/25, is assumed to be a valid proxy for Adjusted Taxable Income for the selected companies.
4. Dnd refers to Implied Non-Tax-Deductible Debt, which equals Total Debt minus Dd.
5. Equity Market Value based on closing price on 8/4/25 and on diluted shares as of 8/4/25.
6. Pfd. Stock refers to preferred stock, which is the amount as stated in most recent public filings as of 8/4/25.
7. Based on public filings, analyst estimates, market data and other public information as of 8/4/25. Reflects trading indications on Nasdaq Global Select exchange.
Adjusted EBIT refers to Earnings Before Interest, Taxes and Stock-Based Compensation Expense, adjusted for certain non-recurring items; LTM refers to Latest 12 Months.
Sources: Bloomberg and Capital IQ.

28 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Weighted Average Cost of Capital Calculation (cont.)

Insurance Software	Levered Beta [1]	Unlevered Beta [2]	Equity Risk Premium [3]	Size Premium [4]	Cost of Equity [5]	Cost of Debt [6]	Cost of Pfd. Stock [7]	WACC
CCC Intelligent Solutions Holdings Inc.	0.81	0.74	5.3%	0.5%	8.7%	6.1%	NA	8.2%
FINEOS Corporation Holdings plc	0.81	0.80	5.3%	1.7%	9.9%	5.1%	NA	9.9%
Guidewire Software, Inc.	1.23	1.19	5.3%	0.5%	10.9%	1.8% *	NA	10.6%
Verisk Analytics, Inc.	0.85	0.80	5.3%	0.3%	8.8%	4.9%	NA	8.4%
Median	0.83	0.80			9.3%	5.1%	NA	9.1%
Mean	0.92	0.88			9.6%	5.4%	NA	9.3%
Financial Services Vertical Software								
Alkami Technology, Inc.	1.55	1.35	5.3%	1.0%	13.2%	7.7%	NA	12.4%
AppFolio, Inc.	1.11	1.11	5.3%	0.5%	10.3%	NA	NA	10.3%
Blackbaud, Inc.	1.00	0.81	5.3%	1.0%	10.2%	5.8%	NA	8.8%
MeridianLink, Inc.	1.06	0.81	5.3%	0.9%	10.4%	7.1%	NA	9.3%
nCino, Inc.	1.70	1.62	5.3%	1.0%	13.9%	6.2%	NA	13.3%
Q2 Holdings, Inc.	1.91	1.77	5.3%	0.7%	14.8%	0.5% *	NA	13.5%
SS&C Technologies Holdings, Inc.	1.08	0.87	5.3%	0.3%	10.0%	6.0%	NA	8.8%
Temenos AG	0.91	0.82	5.3%	0.7%	9.5%	2.1%	NA	8.5%
Median	1.09	0.99			10.3%	6.1%	NA	9.8%
Mean	1.29	1.15			11.5%	5.8%	NA	10.6%
IT Services								
Accenture plc	1.15	1.13	5.3%	0.0%	10.0%	4.2%	NA	9.8%
Endava plc	1.58	1.32	5.3%	0.9%	13.1%	5.7%	NA	11.5%
EPAM Systems, Inc.	1.79	1.79	5.3%	0.5%	13.9%	5.3%	NA	13.9%
ExlService Holdings, Inc.	1.05	1.02	5.3%	0.5%	10.0%	5.8%	NA	9.8%
Globant S.A.	1.94	1.83	5.3%	1.0%	15.2%	6.0%	NA	14.5%
Grid Dynamics Holdings, Inc.	1.62	1.62	5.3%	1.7%	14.2%	NA	NA	14.2%
Median	1.60	1.47			13.5%	5.7%	NA	12.7%
Mean	1.52	1.45			12.8%	5.4%	NA	12.3%
All Selected Companies								
Median	1.13	1.12			10.3%	5.8%	NA	10.1%
Mean	1.29	1.19			11.5%	5.6%	NA	10.9%
Swan [8]	1.08	1.07	5.3%	1.2%	10.8%	3.4%	NA	10.7%

Note: No company used in this calculation for comparative purposes is identical to Swan.
1. Based on actual levered beta per Bloomberg 5-year weekly as of 8/4/25.
*2. Unlevered Beta = Levered Beta/(1 + ((1 – tax rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Pfd. Stock to Equity Market Value)).*
3. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials. Adjusted by correlation between S&P 500 TR Index and the MSCI Daily TR Gross World Index.
4. Kroll Cost of Capital Navigator ("Navigator").
*5. Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of 8/4/25, based on 20-year U.S. Treasury Bond Yield.*
6. Based on selected company weighted average interest rate per most recent public filings as of 8/4/25.
7. Based on selected company weighted average preferred dividend per most recent public filings 8/4/25.
8. Based on public filings, analyst estimates, market data and other public information as of 8/4/25. Reflects trading indications on Nasdaq Global Select exchange.
**Excluded from median and mean data.*
NA refers to not available.
Sources: Bloomberg and Capital IQ.

29 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Weighted Average Cost of Capital Calculation (cont.)

(shares in millions)

Market Assumptions	
Risk-Free Rate of Return [1]	3.9%
Equity Risk Premium [2]	5.3%
Size Premium [3]	1.2%
Tax Rate [4]	19.0%

Capital Structure Assumptions	
Swan Adjusted Taxable Income [5]	$85.5
Swan Total Debt [6]	$19.8
Swan Dd [7]	$19.8
Swan Dnd [8]	$0.0
Total Debt to Total Capitalization [9]	7.7%
Dd to Total Capitalization [10]	7.7%
Dnd to Total Capitalization [10]	0.0%
Total Debt to Equity Market Value	8.3%
Dd to Equity Market Value [10]	8.3%
Dnd to Equity Market Value [10]	0.0%
Preferred Stock to Total Capitalization [9]	0.0%
Equity Market Value to Total Capitalization [9]	92.3%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt [9]	5.8%
Cost of Preferred Stock [9]	NA

Cost of Equity for Computed WACC Selected Companies Beta	
Selected Unlevered Beta [11]	1.12
Computed Levered Beta [12]	1.19
Cost of Equity [13]	11.4%

Cost of Equity Based on Swan Observed Levered Beta	
Observed Levered Beta [14]	1.08
Unlevered Beta [15]	1.07
Levered Beta [16]	1.14
Cost of Equity [17]	11.2%

Computed Weighted Average Cost of Capital | Selected Companies Beta	10.9%		
Computed Weighted Average Cost of Capital | Swan Observed Levered Beta	10.7%		
Computed Weighted Average Cost of Capital | Swan Observed Levered Beta & Capital Structure [18]	10.7%		
Selected Weighted Average Cost of Capital Range	**9.5%**	--	**11.5%**

1. Risk-Free Rate of Return as of 8/4/25, based on the blended 20-year U.S. Treasury Bond Yield and 20-year German Government Debt Yield.
2. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials. Adjusted by correlation between S&P 500 TR Index and the MSCI Daily TR Gross World Index.
3. Navigator.
4. Forward tax rate, per Swan management.
5. Swan LTM Adjusted EBIT is assumed to be a valid proxy for Swan Adjusted Taxable Income.
6. Swan Total Debt refers to total debt amount of Swan as of 6/30/25, per Swan management.
7. Swan Dd refers to Implied Tax-Deductible Debt of Swan, which equals the lesser of (a) 30% of Swan Adjusted Taxable Income/Cost of Debt, or (b) Swan Total Debt. Based on Capital Structure Assumptions.
8. Swan Dnd refers to Implied Non-Tax-Deductible Debt of Swan, which equals Swan Total Debt minus Swan Dd.
9. Based on review of corresponding metrics of selected companies listed on previous page.
10. Based on Swan's Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total Capitalization.
11. Based on review of selected companies' unlevered betas listed on Weighted Average Cost of Capital Calculation page.
*12. Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.*
*13. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*
14. Observed Levered Beta based on actual levered beta per Bloomberg 5-year weekly as of 8/4/25.
*15. Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * Dd / Equity Market Value) * (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Swan actual capital structure as of 8/4/25, based on publicly available information and market data as of 8/4/25.*
*16. Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.*
*17. Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*
18. See prior page for calculation.
Adjusted EBIT refers to Earnings Before Interest, Taxes and Stock-Based Compensation Expense, adjusted for certain non-recurring items; LTM refers to Latest 12 Months.
Sources: Swan management, Bloomberg, Capital IQ and public filings.

30 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

04 04 APPENDIX Benchmarking Data CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Benchmarking Data Note: No company shown for comparative purposes is identical to Swan. 1. Based on public trading prices of common stock. CAGR refers to Compound Annual Growth Rate; CY refers to Calendar Year; E refers to Estimated; EV refers to Enterprise Value. LTM refers to the most recently completed 12 - month period for which financial information has been made public, other than for Swan, in which case LTM refers to Latest 12 Months. Sources: Bloomberg, Capital IQ, Swan Management Projections and public filings. Leverage [1] (Debt to EV as of 8/4/25) Insurance Software FINEOS Corporation Holdings plc 0.8% Swan 1.4% Guidewire Software, Inc. 3.5% Verisk Analytics, Inc. 8.2% CCC Intelligent Solutions Holdings Inc. 13.4% Financial Services Vertical Software AppFolio, Inc. 0.0% Swan 1.4% nCino, Inc. 7.6% Q2 Holdings, Inc. 9.4% Temenos AG 13.6% Alkami Technology, Inc. 14.2% SS&C Technologies Holdings, Inc. 24.1% Blackbaud, Inc. 26.2% MeridianLink, Inc. 28.0% IT Services Grid Dynamics Holdings, Inc. 0.0% EPAM Systems, Inc. 0.3% Swan 1.4% Accenture plc 3.2% ExlService Holdings, Inc. 3.8% Globant S.A. 7.2% Endava plc 21.9% Size [1] (Enterprise Value as of 8/4/25, millions) Insurance Software Verisk Analytics, Inc. $40,391 Guidewire Software, Inc. $19,503 CCC Intelligent Solutions Holdings Inc. $7,667 Swan $1,463 FINEOS Corporation Holdings plc $562 Financial Services Vertical Software SS&C Technologies Holdings, Inc. $28,490 AppFolio, Inc. $11,699 Temenos AG $6,641 Q2 Holdings, Inc. $5,241 Blackbaud, Inc. $4,421 nCino, Inc. $3,447 Alkami Technology, Inc. $2,782 MeridianLink, Inc. $1,682 Swan $1,463 IT Services Accenture plc $163,444 EPAM Systems, Inc. $7,830 ExlService Holdings, Inc. $7,011 Globant S.A. $3,962 Swan $1,463 Endava plc $829 Grid Dynamics Holdings, Inc. $379 Liquidity (Current Ratio as of 8/4/25) Insurance Software Guidewire Software, Inc. 3.2 Swan 1.7 Verisk Analytics, Inc. 1.5 CCC Intelligent Solutions Holdings Inc. 1.4 FINEOS Corporation Holdings plc 1.4 Financial Services Vertical Software AppFolio, Inc. 2.9 Alkami Technology, Inc. 2.7 MeridianLink, Inc. 2.2 Swan 1.7 Q2 Holdings, Inc. 1.5 Blackbaud, Inc. 1.3 SS&C Technologies Holdings, Inc. 1.1 nCino, Inc. 1.0 Temenos AG 0.5 IT Services Grid Dynamics Holdings, Inc. 7.4 ExlService Holdings, Inc. 3.5 EPAM Systems, Inc. 3.1 Endava plc 2.2 Swan 1.7 Globant S.A. 1.6 Accenture plc 1.5 Size (LTM Revenue, millions) Insurance Software Verisk Analytics, Inc. $2,987 Guidewire Software, Inc. $1,137 CCC Intelligent Solutions Holdings Inc. $997 Swan $549 FINEOS Corporation Holdings plc $154 Financial Services Vertical Software SS&C Technologies Holdings, Inc. $6,046 Blackbaud, Inc. $1,141 Temenos AG $1,084 AppFolio, Inc. $863 Q2 Holdings, Inc. $743 nCino, Inc. $557 Swan $549 Alkami Technology, Inc. $385 MeridianLink, Inc. $320 IT Services Accenture plc $68,483 EPAM Systems, Inc. $4,864 Globant S.A. $2,456 ExlService Holdings, Inc. $1,969 Endava plc $1,036 Swan $549 Grid Dynamics Holdings, Inc. $389 Historical Growth (CY 2022 to CY 2023 Revenue) Insurance Software CCC Intelligent Solutions Holdings Inc. 10.7% Guidewire Software, Inc. 10.0% Swan 8.4% Verisk Analytics, Inc. 7.4% FINEOS Corporation Holdings plc - 2.0% Financial Services Vertical Software AppFolio, Inc. 31.5% Alkami Technology, Inc. 29.6% nCino, Inc. 18.6% Q2 Holdings, Inc. 10.4% Swan 8.4% MeridianLink, Inc. 5.4% Temenos AG 5.3% Blackbaud, Inc. 4.5% SS&C Technologies Holdings, Inc. 4.2% IT Services Globant S.A. 17.7% ExlService Holdings, Inc. 15.5% Swan 8.4% Endava plc 5.9% Accenture plc 3.1% Grid Dynamics Holdings, Inc. 0.8% EPAM Systems, Inc. - 2.8% Historical Growth (CY 2023 to CY 2024 Revenue) Insurance Software Guidewire Software, Inc. 13.7% CCC Intelligent Solutions Holdings Inc. 9.1% FINEOS Corporation Holdings plc 7.8% Verisk Analytics, Inc. 7.5% Swan 5.4% Financial Services Vertical Software AppFolio, Inc. 28.0% Alkami Technology, Inc. 26.1% nCino, Inc. 13.7% Q2 Holdings, Inc. 11.5% SS&C Technologies Holdings, Inc. 6.9% Swan 5.4% Blackbaud, Inc. 4.5% Temenos AG 4.4% MeridianLink, Inc. 4.2% IT Services Globant S.A. 15.3% ExlService Holdings, Inc. 12.7% Grid Dynamics Holdings, Inc. 12.0% Swan 5.4% Accenture plc 3.2% EPAM Systems, Inc. 0.8% Endava plc - 1.5% Projected Growth (CY 2024 to CY 2025E Revenue) Insurance Software Guidewire Software, Inc. 17.9% CCC Intelligent Solutions Holdings Inc. 11.3% Swan 8.6% Verisk Analytics, Inc. 8.0% FINEOS Corporation Holdings plc 5.5% Financial Services Vertical Software Alkami Technology, Inc. 33.4% AppFolio, Inc. 18.7% Q2 Holdings, Inc. 12.8% Swan 8.6% nCino, Inc. 8.0% SS&C Technologies Holdings, Inc. 5.7% MeridianLink, Inc. 4.2% Temenos AG 1.4% Blackbaud, Inc. - 2.6% IT Services Grid Dynamics Holdings, Inc. 18.3% EPAM Systems, Inc. 13.5% ExlService Holdings, Inc. 12.5% Swan 8.6% Accenture plc 6.4% Globant S.A. 2.4% Endava plc 1.8% Projected Growth (CY 2025E to CY 2027E Revenue CAGR) Insurance Software Guidewire Software, Inc. 15.1% CCC Intelligent Solutions Holdings Inc. 8.9% Verisk Analytics, Inc. 8.4% Swan 7.5% FINEOS Corporation Holdings plc 6.7% Financial Services Vertical Software Alkami Technology, Inc. 22.5% AppFolio, Inc. 17.7% Q2 Holdings, Inc. 10.9% nCino, Inc. 9.8% Swan 7.5% MeridianLink, Inc. 5.8% Temenos AG 5.8% SS&C Technologies Holdings, Inc. 4.9% Blackbaud, Inc. 4.2% IT Services Grid Dynamics Holdings, Inc. 12.7% ExlService Holdings, Inc. 11.2% EPAM Systems, Inc. 8.5% Globant S.A. 8.1% Swan 7.5% Accenture plc 5.6% Endava plc 4.5% CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 32

Benchmarking Data (cont.) Note: No company shown for comparative purposes is identical to Swan. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock - Based Compensation Expense, adjusted for certain non - recurring items. Historical Growth (CY 2022 to CY 2023 Gross Profit) Insurance Software Guidewire Software, Inc. 24.2% CCC Intelligent Solutions Holdings Inc. 11.9% Swan 9.1% Verisk Analytics, Inc. 7.9% FINEOS Corporation Holdings plc 2.6% Financial Services Vertical Software AppFolio, Inc. 36.5% Alkami Technology, Inc. 33.0% nCino, Inc. 21.0% Q2 Holdings, Inc. 18.1% Temenos AG 12.3% Swan 9.1% Blackbaud, Inc. 9.1% MeridianLink, Inc. 7.4% SS&C Technologies Holdings, Inc. 5.4% IT Services ExlService Holdings, Inc. 17.9% Globant S.A. 12.9% Swan 9.1% Accenture plc 4.1% Grid Dynamics Holdings, Inc. - 6.2% EPAM Systems, Inc. - 6.8% Endava plc - 7.9% Historical Growth (CY 2023 to CY 2024 Gross Profit) Insurance Software Guidewire Software, Inc. 29.6% FINEOS Corporation Holdings plc 16.0% CCC Intelligent Solutions Holdings Inc. 12.2% Verisk Analytics, Inc. 9.7% Swan 6.8% Financial Services Vertical Software Alkami Technology, Inc. 36.4% AppFolio, Inc. 33.9% Q2 Holdings, Inc. 17.1% nCino, Inc. 14.3% SS&C Technologies Holdings, Inc. 8.0% Swan 6.8% MeridianLink, Inc. 6.5% Temenos AG 6.1% Blackbaud, Inc. 6.0% IT Services Globant S.A. 14.2% ExlService Holdings, Inc. 13.7% Grid Dynamics Holdings, Inc. 12.2% Swan 6.8% Accenture plc 3.1% EPAM Systems, Inc. 1.1% Endava plc - 16.0% Projected Growth (CY 2024 to CY 2025E Gross Profit) Insurance Software Guidewire Software, Inc. 24.3% CCC Intelligent Solutions Holdings Inc. 14.3% Verisk Analytics, Inc. 9.3% Swan 7.3% FINEOS Corporation Holdings plc 6.8% Financial Services Vertical Software Alkami Technology, Inc. 46.8% SS&C Technologies Holdings, Inc. 29.0% Q2 Holdings, Inc. 28.4% Temenos AG 24.0% nCino, Inc. 19.9% AppFolio, Inc. 18.9% Blackbaud, Inc. 9.3% Swan 7.3% MeridianLink, Inc. 4.8% IT Services Grid Dynamics Holdings, Inc. 15.7% ExlService Holdings, Inc. 13.9% Globant S.A. 8.5% Swan 7.3% EPAM Systems, Inc. 6.4% Accenture plc 5.4% Endava plc 5.1% Projected Growth (CY 2025E to CY 2027E Gross Profit CAGR) Insurance Software Guidewire Software, Inc. 17.8% CCC Intelligent Solutions Holdings Inc. 9.3% Verisk Analytics, Inc. 8.7% Swan 7.9% FINEOS Corporation Holdings plc 7.1% Financial Services Vertical Software Alkami Technology, Inc. 24.4% AppFolio, Inc. 17.2% Q2 Holdings, Inc. 13.2% nCino, Inc. 11.9% Swan 7.9% MeridianLink, Inc. 6.7% Temenos AG 5.9% Blackbaud, Inc. 4.4% SS&C Technologies Holdings, Inc. 3.5% IT Services Grid Dynamics Holdings, Inc. 14.0% ExlService Holdings, Inc. 11.4% EPAM Systems, Inc. 9.6% Endava plc 9.1% Globant S.A. 8.5% Swan 7.9% Accenture plc 5.8% Historical Growth (CY 2022 to CY 2023 Adjusted EBITDA) Insurance Software FINEOS Corporation Holdings plc 42.1% CCC Intelligent Solutions Holdings Inc. 15.5% Swan 10.8% Verisk Analytics, Inc. 3.1% Guidewire Software, Inc. NMF Financial Services Vertical Software AppFolio, Inc. 331.1% Q2 Holdings, Inc. 111.0% Alkami Technology, Inc. 91.0% Blackbaud, Inc. 37.0% Swan 10.8% Temenos AG 7.7% SS&C Technologies Holdings, Inc. 4.2% MeridianLink, Inc. - 2.0% nCino, Inc. NMF IT Services ExlService Holdings, Inc. 17.6% Globant S.A. 14.4% Swan 10.8% Accenture plc 4.7% EPAM Systems, Inc. - 6.1% Endava plc - 16.6% Grid Dynamics Holdings, Inc. - 24.0% Projected Growth (CY 2024 to CY 2025E Adjusted EBITDA) Insurance Software Guidewire Software, Inc. 57.9% FINEOS Corporation Holdings plc 28.9% CCC Intelligent Solutions Holdings Inc. 8.9% Verisk Analytics, Inc. 6.7% Swan 5.7% Financial Services Vertical Software Alkami Technology, Inc. 97.5% Q2 Holdings, Inc. 43.8% nCino, Inc. 26.0% AppFolio, Inc. 21.9% SS&C Technologies Holdings, Inc. 7.5% MeridianLink, Inc. 7.3% Swan 5.7% Blackbaud, Inc. 5.2% Temenos AG - 8.6% IT Services Endava plc 13.0% ExlService Holdings, Inc. 12.8% Swan 5.7% Globant S.A. 4.5% Accenture plc 1.8% Grid Dynamics Holdings, Inc. - 0.5% EPAM Systems, Inc. - 1.6% Historical Growth (CY 2023 to CY 2024 Adjusted EBITDA) Insurance Software FINEOS Corporation Holdings plc 291.6% Guidewire Software, Inc. 137.0% CCC Intelligent Solutions Holdings Inc. 11.8% Verisk Analytics, Inc. 9.2% Swan 5.2% Financial Services Vertical Software AppFolio, Inc. 110.9% Q2 Holdings, Inc. 62.8% nCino, Inc. 54.9% MeridianLink, Inc. 15.4% Temenos AG 11.4% Blackbaud, Inc. 8.8% SS&C Technologies Holdings, Inc. 8.6% Swan 5.2% Alkami Technology, Inc. NMF IT Services Grid Dynamics Holdings, Inc. 18.6% Globant S.A. 13.7% ExlService Holdings, Inc. 13.4% Swan 5.2% EPAM Systems, Inc. 3.4% Accenture plc 0.9% Endava plc - 23.3% Projected Growth (CY 2025E to CY 2027E Adjusted EBITDA CAGR) Insurance Software Guidewire Software, Inc. 38.2% FINEOS Corporation Holdings plc 17.1% Verisk Analytics, Inc. 9.4% Swan 9.0% CCC Intelligent Solutions Holdings Inc. 4.0% Financial Services Vertical Software Alkami Technology, Inc. 70.0% AppFolio, Inc. 21.8% nCino, Inc. 20.2% Q2 Holdings, Inc. 19.3% Swan 9.0% Temenos AG 8.5% Blackbaud, Inc. 6.5% SS&C Technologies Holdings, Inc. 5.8% MeridianLink, Inc. 5.7% IT Services Grid Dynamics Holdings, Inc. 19.9% Endava plc 14.2% ExlService Holdings, Inc. 11.4% Globant S.A. 9.8% Swan 9.0% EPAM Systems, Inc. 8.1% Accenture plc 6.1% CAGR refers to Compound Annual Growth Rate; CY refers to Calendar Year; E refers to Estimated; NA refers to not available; NMF refers to not meaningful figure. Sources: Bloomberg, Capital IQ, Swan Management Projections and public filings. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 33

Benchmarking Data (cont.) Note: No company shown for comparative purposes is identical to Swan. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock - Based Compensation Expense, adjusted for certain non - recurring items. CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12 - month period for which financial information has been made public, other than for Swan, in which case LTM refers to Latest 12 Months; NA refers to not available. Sources: Bloomberg, Capital IQ, Swan Management Projections and public filings. Profitability (LTM Gross Profit to LTM Revenue) Insurance Software FINEOS Corporation Holdings plc 75.4% CCC Intelligent Solutions Holdings Inc. 75.0% Verisk Analytics, Inc. 69.4% Guidewire Software, Inc. 62.1% Swan 46.2% Financial Services Vertical Software Temenos AG 72.7% MeridianLink, Inc. 65.6% AppFolio, Inc. 63.9% nCino, Inc. 60.1% Alkami Technology, Inc. 58.9% Blackbaud, Inc. 56.7% Q2 Holdings, Inc. 52.6% SS&C Technologies Holdings, Inc. 48.7% Swan 46.2% IT Services Swan 46.2% ExlService Holdings, Inc. 38.0% Grid Dynamics Holdings, Inc. 36.3% Globant S.A. 35.6% Accenture plc 32.1% EPAM Systems, Inc. 30.2% Endava plc 24.4% Profitability (CY 2025E Gross Profit to CY 2025E Revenue) Insurance Software CCC Intelligent Solutions Holdings Inc. 77.6% FINEOS Corporation Holdings plc 76.3% Verisk Analytics, Inc. 69.6% Guidewire Software, Inc. 65.5% Swan 45.3% Financial Services Vertical Software Temenos AG 88.1% nCino, Inc. 66.7% MeridianLink, Inc. 66.1% Alkami Technology, Inc. 64.8% AppFolio, Inc. 64.6% Blackbaud, Inc. 62.1% SS&C Technologies Holdings, Inc. 59.4% Q2 Holdings, Inc. 57.9% Swan 45.3% IT Services Swan 45.3% ExlService Holdings, Inc. 38.1% Globant S.A. 37.9% Grid Dynamics Holdings, Inc. 35.4% Accenture plc 32.1% EPAM Systems, Inc. 28.8% Endava plc 25.4% Profitability (CY 2026E Gross Profit to CY 2026E Revenue) Insurance Software CCC Intelligent Solutions Holdings Inc. 78.2% FINEOS Corporation Holdings plc 76.6% Verisk Analytics, Inc. 69.8% Guidewire Software, Inc. 66.5% Swan 45.6% Financial Services Vertical Software Temenos AG 88.1% nCino, Inc. 68.4% MeridianLink, Inc. 66.7% Alkami Technology, Inc. 65.8% AppFolio, Inc. 64.9% Blackbaud, Inc. 62.4% Q2 Holdings, Inc. 58.8% SS&C Technologies Holdings, Inc. 58.1% Swan 45.6% IT Services Swan 45.6% ExlService Holdings, Inc. 38.2% Globant S.A. 38.1% Grid Dynamics Holdings, Inc. 35.9% Accenture plc 32.2% EPAM Systems, Inc. 29.5% Endava plc 26.4% Profitability (CY 2027E Gross Profit to CY 2027E Revenue) Insurance Software CCC Intelligent Solutions Holdings Inc. 78.1% FINEOS Corporation Holdings plc 76.9% Verisk Analytics, Inc. 69.9% Guidewire Software, Inc. 68.6% Swan 45.7% Financial Services Vertical Software Temenos AG 88.3% nCino, Inc. 69.3% MeridianLink, Inc. 67.2% Alkami Technology, Inc. 66.8% AppFolio, Inc. 64.0% Blackbaud, Inc. 62.3% Q2 Holdings, Inc. 60.3% SS&C Technologies Holdings, Inc. 57.9% Swan 45.7% IT Services Swan 45.7% Globant S.A. 38.2% ExlService Holdings, Inc. 38.2% Grid Dynamics Holdings, Inc. 36.2% Accenture plc 32.2% EPAM Systems, Inc. 29.4% Endava plc 27.7% Profitability (CY 2025E Adjusted EBITDA to CY 2025E Revenue) Insurance Software Verisk Analytics, Inc. 55.7% CCC Intelligent Solutions Holdings Inc. 40.4% Swan 19.9% Guidewire Software, Inc. 19.6% FINEOS Corporation Holdings plc 19.1% Financial Services Vertical Software MeridianLink, Inc. 40.5% SS&C Technologies Holdings, Inc. 39.5% Temenos AG 38.3% Blackbaud, Inc. 35.9% AppFolio, Inc. 27.9% Q2 Holdings, Inc. 22.9% nCino, Inc. 21.7% Swan 19.9% Alkami Technology, Inc. 11.9% IT Services ExlService Holdings, Inc. 21.7% Swan 19.9% Globant S.A. 19.8% Accenture plc 18.8% EPAM Systems, Inc. 15.8% Endava plc 14.6% Grid Dynamics Holdings, Inc. 12.6% Profitability (CY 2026E Adjusted EBITDA to CY 2026E Revenue) Insurance Software Verisk Analytics, Inc. 56.3% CCC Intelligent Solutions Holdings Inc. 41.2% Guidewire Software, Inc. 23.3% FINEOS Corporation Holdings plc 20.9% Swan 20.3% Financial Services Vertical Software MeridianLink, Inc. 40.5% SS&C Technologies Holdings, Inc. 39.8% Temenos AG 38.9% Blackbaud, Inc. 36.4% AppFolio, Inc. 29.0% nCino, Inc. 24.5% Q2 Holdings, Inc. 24.0% Swan 20.3% Alkami Technology, Inc. 18.9% IT Services ExlService Holdings, Inc. 21.8% Swan 20.3% Globant S.A. 20.0% Accenture plc 18.9% EPAM Systems, Inc. 15.8% Endava plc 15.5% Grid Dynamics Holdings, Inc. 13.8% Profitability (CY 2027E Adjusted EBITDA to CY 2027E Revenue) Insurance Software Verisk Analytics, Inc. 56.8% CCC Intelligent Solutions Holdings Inc. 36.8% Guidewire Software, Inc. 28.3% FINEOS Corporation Holdings plc 23.1% Swan 20.4% Financial Services Vertical Software MeridianLink, Inc. 40.4% Temenos AG 40.2% SS&C Technologies Holdings, Inc. 40.1% Blackbaud, Inc. 37.5% AppFolio, Inc. 29.8% Q2 Holdings, Inc. 26.5% nCino, Inc. 26.0% Alkami Technology, Inc. 22.9% Swan 20.4% IT Services ExlService Holdings, Inc. 21.8% Swan 20.4% Globant S.A. 20.4% Accenture plc 19.0% Endava plc 17.4% EPAM Systems, Inc. 15.7% Grid Dynamics Holdings, Inc. 14.3% Profitability (LTM Adjusted EBITDA to LTM Revenue) Insurance Software Verisk Analytics, Inc. 57.3% CCC Intelligent Solutions Holdings Inc. 41.0% Swan 19.9% Guidewire Software, Inc. 17.7% FINEOS Corporation Holdings plc 15.7% Financial Services Vertical Software Temenos AG 43.1% MeridianLink, Inc. 39.7% SS&C Technologies Holdings, Inc. 39.0% Blackbaud, Inc. 34.7% AppFolio, Inc. 26.5% Q2 Holdings, Inc. 21.1% Swan 19.9% nCino, Inc. 18.4% Alkami Technology, Inc. 11.0% IT Services ExlService Holdings, Inc. 21.8% Accenture plc 20.1% Swan 19.9% Globant S.A. 19.4% EPAM Systems, Inc. 17.7% Grid Dynamics Holdings, Inc. 14.9% Endava plc 12.3% CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 34

Benchmarking Data (cont.) Note: No company shown for comparative purposes is identical to Swan. 1. Total Capital Expenditures includes Capitalized Software Development. 2. Free Cash Flow Conversion = [ Adjusted EBITDA - Capital Expenditures - Capitalized Software Development ] / Adjusted EBITDA. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock - Based Compensation Expense, adjusted for certain non - recurring items. Amort. Refers to Amortization; CY refers to Calendar Year; Depr. refers to Depreciation; E refers to Estimated. LTM refers to the most recently completed 12 - month period for which financial information has been made public, other than for Swan, in which case LTM refers to Latest 12 Months. Sources: Bloomberg, Capital IQ and public filings. Relative Expenses (LTM Stock - Based Compensation to LTM Revenue) Insurance Software Swan 0.6% FINEOS Corporation Holdings plc 1.4% Verisk Analytics, Inc. 1.7% Guidewire Software, Inc. 13.8% CCC Intelligent Solutions Holdings Inc. 19.4% Financial Services Vertical Software Swan 0.6% SS&C Technologies Holdings, Inc. 3.6% Temenos AG 5.1% AppFolio, Inc. 7.9% Blackbaud, Inc. 8.5% Q2 Holdings, Inc. 11.8% nCino, Inc. 12.8% MeridianLink, Inc. 17.5% Alkami Technology, Inc. 18.3% IT Services Swan 0.6% Accenture plc 3.0% Globant S.A. 3.4% EPAM Systems, Inc. 3.5% ExlService Holdings, Inc. 3.7% Endava plc 4.2% Grid Dynamics Holdings, Inc. 8.4% Relative Depreciation (LTM Depr. & Amort. to LTM Adjusted EBITDA) Insurance Software Guidewire Software, Inc. 11.6% Verisk Analytics, Inc. 18.6% Swan 18.9% CCC Intelligent Solutions Holdings Inc. 32.6% FINEOS Corporation Holdings plc 125.7% Financial Services Vertical Software AppFolio, Inc. 8.8% Swan 18.9% Temenos AG 27.0% Blackbaud, Inc. 27.1% SS&C Technologies Holdings, Inc. 29.4% nCino, Inc. 37.7% Q2 Holdings, Inc. 38.8% Alkami Technology, Inc. 38.9% MeridianLink, Inc. 46.0% IT Services Accenture plc 8.0% EPAM Systems, Inc. 11.5% ExlService Holdings, Inc. 13.4% Swan 18.9% Globant S.A. 28.0% Grid Dynamics Holdings, Inc. 30.6% Endava plc 33.9% Internal Investment (LTM Total Capital Expenditures to LTM Revenue) [1] Insurance Software Guidewire Software, Inc. 1.6% Swan 1.9% CCC Intelligent Solutions Holdings Inc. 5.2% Verisk Analytics, Inc. 7.4% FINEOS Corporation Holdings plc 21.8% Financial Services Vertical Software AppFolio, Inc. 0.6% nCino, Inc. 0.6% Swan 1.9% Alkami Technology, Inc. 2.1% MeridianLink, Inc. 2.3% Q2 Holdings, Inc. 3.6% SS&C Technologies Holdings, Inc. 4.5% Blackbaud, Inc. 5.4% Temenos AG 6.7% IT Services Endava plc 0.6% EPAM Systems, Inc. 0.7% Accenture plc 1.0% Globant S.A. 1.4% Swan 1.9% ExlService Holdings, Inc. 2.6% Grid Dynamics Holdings, Inc. 3.5% Free Cash Flow Conversion LTM Free Cash Flow Conversion [2] Insurance Software Guidewire Software, Inc. 91.2% Swan 90.6% CCC Intelligent Solutions Holdings Inc. 87.2% Verisk Analytics, Inc. 87.1% FINEOS Corporation Holdings plc - 38.9% Financial Services Vertical Software AppFolio, Inc. 97.7% nCino, Inc. 96.6% MeridianLink, Inc. 94.3% Swan 90.6% SS&C Technologies Holdings, Inc. 88.3% Blackbaud, Inc. 84.4% Temenos AG 84.4% Q2 Holdings, Inc. 82.8% Alkami Technology, Inc. 80.7% IT Services EPAM Systems, Inc. 96.0% Endava plc 95.1% Accenture plc 94.9% Globant S.A. 92.9% Swan 90.6% ExlService Holdings, Inc. 88.3% Grid Dynamics Holdings, Inc. 76.8% CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 35

04 04 APPENDIX Illustrative Premiums Paid Analysis CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Illustrative Premiums Paid Analysis
Selected Transactions & Q1 2025 Control Premium Study

				Implied Premiums Paid [1]		
Announced	**Effective**	**Target**	**Acquiror**	**1-Day**	**5-Day**	**1 Month**
7/7/2025	Pending	WNS (Holdings) Limited	Capgemini SE	17.0%	21.0%	28.0%
1/9/2023	3/30/2023	Duck Creek Technologies LLC	Vista Equity Partners Management, LLC	46.3%	57.7%	61.6%
8/15/2022	12/15/2022	Nearmap Australia Pty Ltd	Thoma Bravo, L.P.	39.1%	41.9%	77.2%
2/4/2021	6/4/2021	CoreLogic, Inc. (nka:Cotality)	Insight Venture Management, LLC; Stone Point Capital LLC; Trident Funds	51.1%	61.0%	62.4%
7/20/2020	9/21/2020	Majesco	Thoma Bravo, L.P.	109.4%	101.3%	126.3%
Low				17.0%	21.0%	28.0%
High				109.4%	101.3%	126.3%
Median				48.7%	59.3%	69.8%
Mean				52.6%	56.6%	71.1%

Control Premium Summary[2] (Q1 2025)

	Domestic	International	Total
Low	-44.6%	-74.7%	-74.7%
High	725.1%	354.5%	725.1%
Median	39.5%	30.0%	31.7%
Mean	70.9%	39.3%	49.7%

Control Premium Summary[2] (Last 12 Months)

	Total
Low	-97.7%
High	3,883.8%
Median	30.6%
Mean	51.4%

Note: No company used in this analysis for comparative purposes is identical to Swan, and no transaction used in this analysis for comparative purposes is identical to the Merger.
1. Acquisition premiums are determined by measuring the offer price per share relative to the trading prices 1-day, 1-week, and 1-month prior to the transaction announcement date. When there was public disclosure of an auction process or an unsolicited bid, the acquisition premiums are calculated based on the unaffected stock price prior to such disclosure.
2. Per FactSet/BVR Control Premium Study.
NA refers to not available; Q refers to Quarter.
Sources: Capital IQ, public filings, press releases.

37 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Illustrative Premiums Paid Analysis (cont.)
Selected Sponsor-Backed Software Going Private Transactions

Announced	Effective	Target	Acquiror	Implied Premiums Paid [1] 1-Day	5-Day	1 Month
7/3/2025	Pending	Olo Inc.	Thoma Bravo, L.P.	65.3%	63.7%	66.7%
2/7/2025	4/16/2025	SolarWinds Corporation	Turn/River Management, L.P.	23.1%	24.3%	31.6%
10/17/2024	2/14/2025	Zuora, Inc.	Silver Lake Technology Management, L.L.C.; GIC Special Investments Pte. Ltd.	19.5%	17.6%	9.6%
9/24/2024	1/22/2025	Smartsheet Inc.	Vista Equity Partners Management, LLC; Blackstone Management Partners L.L.C.	25.1%	30.7%	37.0%
8/5/2024	11/13/2024	Thoughtworks Holding, Inc.	Apax Partners LLP; Turing EquityCo II L.P.	29.8%	34.1%	71.9%
7/25/2024	11/13/2024	Instructure Holdings, Inc.	KKR & Co. Inc.; Dragoneer Investment Group, LLC; KKR North America Fund XIII SCSp	16.7%	19.3%	23.8%
7/11/2024	11/25/2024	Envestnet, Inc.	Franklin Resources, Inc.; BlackRock, Inc.; State Street Global Advisors, Inc.; Bain Capital Private Equity, LP; Reverence Capital Partners, L.P.; FMR LLC	10.2%	8.1%	16.0%
6/7/2024	10/1/2024	PowerSchool Group LLC	Onex Corporation; Vista Equity Partners Management, LLC; Bain Capital Private Equity, LP	37.3%	31.6%	6.8%
5/13/2024	10/17/2024	Squarespace, Inc.	Permira Advisers LLC.	21.8%	31.2%	27.1%
4/8/2024	6/27/2024	Model N, Inc.	Vista Equity Partners Management, LLC	10.7%	8.5%	19.8%
2/6/2024	5/13/2024	ZeroFox Holdings, Inc.	Haveli Investment Management LLC; Haveli Investments Software Fund I, L.P.	24.6%	26.7%	56.5%
2/5/2024	7/2/2024	Everbridge, Inc.	Thoma Bravo, L.P.; Thoma Bravo Discover Fund IV, L.P.	47.1%	52.6%	62.4%
12/18/2023	3/19/2024	Alteryx, Inc.	Insight Venture Management, LLC; Clearlake Capital Group, L.P.	62.3%	65.2%	56.3%
10/23/2023	1/26/2024	EngageSmart, Inc.	Vista Equity Partners Management, LLC	24.7%	29.9%	27.5%
9/6/2023	11/9/2023	NextGen Healthcare, Inc.	Thoma Bravo, L.P.; Thoma Bravo Discover Fund IV, L.P.	48.2%	43.0%	48.2%
8/9/2023	11/7/2023	Avid Technology, Inc.	Symphony Technology Group, LLC	32.1%	31.9%	-13.1%
7/31/2023	11/8/2023	New Relic, Inc.	TPG Capital, L.P.; Francisco Partners Management, L.P.	66.1%	67.3%	77.8%
3/14/2023	6/15/2023	Cvent Holding Corp.	Blackstone Inc.; Abu Dhabi Investment Authority	24.3%	34.9%	57.4%
3/13/2023	5/31/2023	Momentive Global Inc.	Symphony Technology Group, LLC	26.1%	9.6%	18.0%
3/12/2023	6/28/2023	Qualtrics International Inc.	Silver Lake Technology Management, L.L.C.; Canada Pension Plan Investment Board	59.8%	69.8%	87.5%
2/9/2023	5/7/2023	Sumo Logic, Inc.	Francisco Partners Management, L.P.	61.3%	54.5%	53.3%
1/9/2023	3/30/2023	Duck Creek Technologies LLC	Vista Equity Partners Management, LLC	46.3%	57.7%	61.6%
Low				10.2%	8.1%	-13.1%
High				66.1%	69.8%	87.5%
Median				28.0%	31.8%	42.6%
Mean				35.6%	36.9%	41.1%

Note: No company used in this analysis for comparative purposes is identical to Swan, and no transaction used in this analysis for comparative purposes is identical to the merger.
1. Acquisition premiums are determined by measuring the offer price per share relative to the trading prices 1-day, 1-week, and 1-month prior to the transaction announcement date. When there was public disclosure of an auction process or an unsolicited bid, the acquisition premiums are calculated based on the unaffected stock price prior to such disclosure.
Sources: Houlihan Lokey Going Private Studies and Capital IQ.

38 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

05 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 05 DISCLAIMER

Disclaimer CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 40 This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of Sapiens International Corporation N.V. (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. 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Disclaimer (cont.) CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 41 All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including, without limitation, estimates of potential cost savings and synergies) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. 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In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co - invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Transaction counterparty, any other Transaction participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the “Interested Parties”), or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey has received, and may receive, compensation. Although Houlihan Lokey in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Transaction, or that otherwise may be of interest to the Board, the Committee or the Company, Houlihan Lokey shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Board, the Committee or the Company or to use such information on behalf of the Board, the Committee or the Company. Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials.

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